UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2006

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Indiana	0-20625	35-1898425
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 East 96th Street, Suite 100, Indianapolis, Indiana	46240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement

Indenture

On November 22, 2006, Duke Realty Corporation (“Duke”) and Duke Realty Limited Partnership (the “Operating Partnership”), of which Duke is the sole General Partner, entered into an indenture (the “Indenture”) with The Bank of New York Trust Company, N.A., relating to $575 million aggregate principal amount of the Operating Partnership’s 3.75% Exchangeable Senior Notes due 2011 (the “Notes”).  The Notes, and the shares of Duke’s common stock (“Common Stock”) issuable in certain circumstances upon exchange of the Notes, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Operating Partnership offered and sold the Notes to the initial purchasers of the Notes (the “Initial Purchasers”) in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.  The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A under the Securities Act.

The Notes will bear interest at the rate of 3.75% per year.  Interest on the Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2007.  The Notes will mature on December 1, 2011 unless previously redeemed or repurchased by the Operating Partnership or exchanged in accordance with their terms prior to such date.  In order to preserve Duke’s status as a real estate investment trust, the Operating Partnership may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any unpaid interest (including additional interest, if any) accrued to the redemption date.  The Notes will not otherwise be redeemable at the Operating Partnership’s option prior to the stated maturity date.  If certain change in control, liquidation or dissolution transactions described in the Indenture occur at any time prior to maturity, then holders of the Notes may require the Operating Partnership to repurchase their Notes in whole or in part for cash equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest (including additional interest), if any, to, but excluding, the date of repurchase.

Holders may exchange their Notes for cash and, if applicable, Common Stock prior to the close of business on the second business day immediately preceding the stated maturity date at any time beginning on August 1, 2011 and also under any of the following circumstances:

•                  if the closing sale price of a share of Common Stock reaches a specified threshold over a specified time period;

•                  if the trading price of the Notes is below a specified threshold for a specified time period;

•                  if the Notes have been called for redemption;

•                  upon the occurrence of distributions of certain rights to purchase securities of Duke or the Operating Partnership or distributions of certain other assets; or

•                  if the Common Stock is not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.

The Notes will have an initial exchange rate of approximately 20.4298 shares of Common Stock per $1,000 principal amount of the Notes, representing an exchange price of approximately $48.95 per share of Common Stock and an exchange premium of approximately 20.0% based on the last reported sale price of $40.79 per share of Common Stock on November 16, 2006.  The initial exchange rate is subject to adjustment under certain circumstances.  The Notes will be senior unsecured obligations of the Operating Partnership and will be exchangeable upon the occurrence of specified events, and during the period beginning on August 1, 2011 and ending on the second business day prior to the maturity date, into cash or a combination of cash and shares of Common Stock.

Registration Rights Agreement

In connection with the sale of the Notes, Duke and the Operating Partnership entered into a registration rights agreement (the “Registration Rights Agreement”), dated November 22, 2006, with Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the Initial Purchasers of the Notes, under which Duke agreed to:

•                  file a shelf registration statement (which shall be an automatic shelf registration statement if Duke is then a Well-Known Seasoned Issuer) with the Securities and Exchange Commission by February 20, 2007 covering resales of the Common Stock, if any, issuable upon exchange of the Notes;

•                  if the shelf registration statement is not an automatic shelf registration statement, use its reasonable efforts to have that registration statement declared effective by May 21, 2007; and

•                  use its reasonable efforts to keep the shelf registration statement effective until the earliest of (1) the 20th trading day immediately following the Notes’ maturity date of December 1, 2011, and (2) the date on which there are no longer any Notes or “restricted” shares (within the meaning of Rule 144 under the Securities Act) of Common Stock outstanding that have been issued upon exchange of any Notes.

If Duke does not fulfill certain of its obligations under the Registration Rights Agreement with respect to the Notes, it will be required to pay liquidated damages to holders of the Notes.  The additional interest will be paid to those entitled to interest payments on such dates semi-annually in arrears on each June 1 and December 1 and will accrue at a rate per year equal to 0.25% of the principal amount of the Notes to and including the 90th day following such registration default and 0.50% of the principal amount of the Notes thereafter.

Common Stock Delivery Agreement

Also in connection with the sale of the Notes, the Operating Partnership and Duke entered into a common stock delivery agreement (the “Delivery Agreement”), dated November 22, 2006.  The Delivery Agreement, among other things, obligates Duke to deliver to the Operating Partnership shares of its Common Stock in the event that the Operating Partnership is obligated to deliver shares of Common Stock to holders of the Notes upon any exchange of Notes.  In such event, the Operating Partnership is obligated to issue to Duke a specified number of the Operating Partnership’s partnership units in exchange for such shares of Common Stock.

Pursuant to General Instruction F to Form 8-K, conformed copies of the Indenture, including the form of Note, the Registration Rights Agreement and the Delivery Agreement are filed as Exhibits 4.1, 10.1 and 10.2 hereto, respectively, and are incorporated into this Item 1.01 by this reference.  The foregoing descriptions of the Indenture, the Registration Rights Agreement and the Delivery Agreement in this Current Report on Form 8-K (this “Report”) are summaries and are qualified in their entirety by the respective terms of each agreement.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated into this Item 2.03 by this reference.

Item 3.02.              Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Report is incorporated into this Item 3.02 by this reference.

Item 9.01.                        Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
4.1

Indenture, dated November 22, 2006, by and among Duke Realty Limited Partnership, Duke Realty Corporation and The Bank of New York Trust Company, N.A., as trustee, including the form of 3.75% Exchangeable Senior Note due 2011.

10.1

Registration Rights Agreement, dated November 22, 2006, by and among Duke Realty Limited Partnership, Duke Realty Corporation, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the initial purchasers of the Notes.

10.2	Common Stock Delivery Agreement, dated November 22, 2006, by and between Duke Realty Limited Partnership and Duke Realty Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

By:	Duke Realty Corporation, its sole General Partner

By:	/s/ Howard L. Feinsand
Howard L. Feinsand Executive Vice President, General Counsel and Corporate Secretary

Dated:  November 29, 2006